SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CREDIT SUISSE CASH RESERVE FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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☐	Fee paid previously with preliminary materials.

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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CREDIT SUISSE CASH RESERVE FUND, INC.

Eleven Madison Avenue

New York, New York 10010

Your Vote is Important

Dear Shareholder:

We are writing to you to solicit your votes with regard to your approval of the proposed liquidation of the Fund.

In light of the decision of Credit Suisse Asset Management, LLC (“Credit Suisse”) to cease managing U.S. money market funds, the Board of Directors of the Fund (the “Board”) has reviewed and unanimously endorsed a proposal to liquidate, dissolve and terminate the Fund. The Board and Credit Suisse each believe that a complete liquidation of the Fund is in the best interests of the Fund and its shareholders.

The costs associated with this proxy are being paid for by Credit Suisse and its affiliates and not by the Fund or its shareholders.

The Board members of the Fund believe that the proposal described in the accompanying Proxy Statement is important and recommend that you read the enclosed materials carefully and then vote FOR the proposal.

Detailed information about the proposal may be found in the attached Proxy Statement. You are entitled to vote at the Meeting and any adjournments thereof if you owned shares of the Portfolio at the close of business on July 24, 2009. As a convenience to shareholders, you can vote:

• By mail, with the enclosed proxy card; or

• In person at the Meeting.

Whichever voting method you use, please read the full text of the Proxy Statement before you vote.

If you have any questions regarding the proposal, please feel free to call The Altman Group, Inc. at (866) 796-1245 between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time Monday to Friday.

It is important that your voting instructions be received promptly.

Respectfully,
/s/ J. KEVIN GAO J. Kevin Gao Secretary of the Fund

August 19, 2009

CREDIT SUISSE CASH RESERVE FUND, INC.

ELEVEN MADISON AVENUE, 24TH FLOOR

NEW YORK, NEW YORK 10010

TO THE SHAREHOLDERS OF

CREDIT SUISSE CASH RESERVE FUND, INC.

(the “Fund”)

**IMPORTANT NEWS**

We encourage you to read the full text of the enclosed Proxy Statement containing important information about the proposed liquidation of the Fund. In addition, we are pleased to provide you with the following brief overview of the matters affecting the Fund which require your consideration and vote. Please vote promptly as your vote is important.

Q.	WHAT IS HAPPENING?
A

The Board of Directors (the “Board”) of Credit Suisse Cash Reserve Fund, Inc. is asking you to consider and act upon a proposal to approve the Plan of Liquidation, Dissolution and Termination of the Fund.

Q.	WHY IS THE BOARD RECOMMENDING THIS PROPOSAL?
A.

At a meeting of the Board held on December 15, 2008, Credit Suisse Asset Management, LLC (the “Adviser”) informed that Board that the Adviser intended to cease managing U.S. money market funds. As a result, the Fund was closed to purchases by new shareholders effective as of December 22, 2008. After providing notice to shareholders that the Fund expected to liquidate in the near future, shareholders have redeemed shares in the Fund. At a meeting of the Board held on May 12, 2009, the Adviser reaffirmed its decision and the Board then concluded that the continued operation of the Fund was not in the best interests of the Fund or its shareholders considering all relevant factors, including, without limitation:

1.

The Fund remains small in relation to other money market funds and, because of its size, the Fund has been unable to absorb all its expenses and offer a competitive return. The Adviser has been absorbing the Fund’s expenses, but this has not resulted in any material increase in assets.

2.

The Adviser did not foresee being able to grow the Fund to a viable size. The continuing shrinkage of the Fund over time would have adversely affected the Adviser’s ability to manage the Fund and would have increased expenses borne by shareholders.

3.	There are no other suitable funds in the Credit Suisse Funds complex into which the Fund could be merged. Given the relatively small assets of the Fund, any benefit to shareholders of the Fund of merging with a Credit Suisse Fund or third-party fund would likely be outweighed by the expenses of such a merger. Further, apart from its small size, the Fund would likely be unattractive to another investment adviser since, among other things, Credit Suisse could not ensure it that assets in the Fund would not be redeemed in a relatively short time after any such transaction.

Q.	HOW DOES THE BOARD RECOMMEND THAT I VOTE?
A.

The Board recommends that you vote in favor of the proposal. The Board believes the proposal described in the accompanying Proxy Statement is important and recommends that you read the enclosed materials and then vote for the proposal.

Q.	WHO PAYS FOR THIS PROXY EXPENSE?
A.	The costs associated with this proxy are being paid for by the Adviser and its affiliates and not by the Fund or any shareholder.
Q.	DOES THE ADVISER OWN SHARES OF THE FUND?
A.	Yes. As of the date of the accompanying Proxy Statement, the Adviser owned more than 50% of the Fund’s outstanding shares.
Q.	HOW DOES THE ADVISER INTEND TO VOTE ITS SHARES?
A.	The Adviser intends to vote its shares FOR the proposal. As a result, the proposal is certain to obtain the requisite shareholder approval.
Q.	WILL I RECEIVE A CALL FROM A PROXY SOLICITOR?
A.

No. As noted, because the Adviser intends to vote its shares FOR the proposal, the proposal is certain to obtain the requisite shareholder approval. As a result, the Fund has not requested that a proxy solicitor contact shareholders to solicit votes. The Fund has engaged The Altman Group, a proxy solicitation firm, to assist in other matters relating to the vote on the proposal.

Q.	HOW CAN I VOTE MY SHARES?
A.	You may vote your shares by mail with the enclosed proxy card(s) or in person at the Special Meeting.

Whichever voting method you use, please read the full text of the Proxy Statement before you vote.

Q.	WHAT IF I HAVE QUESTIONS REGARDING THE PROPOSAL?
A.	If you have any questions regarding the proposal, please feel free to call The Altman Group, at (866) 796-1245 between the hours of 9:00 AM and 10:00 PM Eastern time.

THANK YOU FOR VOTING PROMPTLY.

YOUR VOTE IS IMPORTANT.

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

1.	Individual Accounts	Sign your name exactly as it appears in the registration on the proxy card.
2.	Joint Accounts	Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.
3.	All Other Accounts	The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:
Registration		Valid Signatures
Corporate Accounts
(1).	ABC Corp.	ABC Corp.
(2).	ABC Corp.	John Doe, Treasurer
(3).	ABC Corp. c/o John Doe, Treasurer	John Doe
(4).	ABC Corp. Profit Sharing Plan	John Doe, Trustee
Trust Accounts
(1).	ABC Trust	John B. Doe, Trustee
(2).	Jane B. Doe, Trustee u/t/d 12/28/79	Jane B. Doe
Custodial or Estate Accounts
(1).	John B. Smith, Cust. f/b/o John B. Smith, Jr. UGMA	John B. Smith, Jr.
(2).	John B. Smith	John B. Smith, Jr., Executor

CREDIT SUISSE CASH RESERVE FUND, INC.

ELEVEN MADISON AVENUE, 24TH FLOOR

NEW YORK, NEW YORK 10010
___________________________________________________________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 15, 2009

TO THE SHAREHOLDERS OF

CREDIT SUISSE CASH RESERVE FUND, INC.

Please take notice that a Special Meeting of Shareholders (the “Special Meeting”) of the Credit Suisse Cash Reserve Fund, Inc. (the “Fund”), will be held at the offices of Credit Suisse Asset Management, LLC (the “Adviser”), Eleven Madison Avenue, 24th Floor, New York, New York 10010, on September 15, 2009, at 3:00 PM, Eastern time. The following proposals will be voted on at the Special Meeting:

1.

To consider and act upon a proposal to liquidate, dissolve and terminate the Fund in accordance with the Plan of Liquidation, Dissolution and Termination (the “Plan”) adopted by the Board of Directors (the “Board”); and

2.	To transact such other business as may properly come before the Special Meeting.

The Board has determined that a complete liquidation of the Fund is in the best interests of the Fund and its shareholders.

We strongly urge you to approve the Plan at this time. Subject to receipt of the requisite shareholder approval, shareholders remaining in the Fund will receive a Liquidating Distribution on or about September 22, 2009.

The proposal is discussed in greater detail in the attached proxy statement. Holders of record of shares of the Fund as of the close of business on July 24, 2009 are entitled to vote at the Special Meeting and at any adjournments thereof by mail or in person at the meeting.

The Adviser currently owns more than 50% of the Fund’s outstanding shares and intends to vote its shares FOR the proposal. As a result, the Plan is certain to obtain the requisite shareholder approval, which is the affirmative vote of the majority of the Fund’s outstanding shares entitled to vote.

We encourage you to vote by completing and submitting your proxy card by mail. Please read the full text of the proxy statement before your vote.

By order of the Board,

/s/ J. Kevin Gao

J. Kevin Gao

Secretary of the Fund

August 19, 2009

WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.

CREDIT SUISSE CASH RESERVE FUND, INC.

(the “Fund”)

Eleven Madison Avenue, 24th Floor

New York, New York 10010

___________________________________________________________

Proxy Statement for the Special Meeting of Shareholders

To Be Held on September 15, 2009

___________________________________________________________

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Fund for use at a Special Meeting of Shareholders of the Fund to be held at the offices of Credit Suisse Asset Management, LLC (“Credit Suisse” or the “Adviser”), Eleven Madison Avenue, 24th Floor, New York, New York 10010, on September 15, 2009 at 3:00 PM, Eastern time (the “Special Meeting”).

This Proxy Statement, the Notice of Special Meeting and the proxy card are first being mailed to shareholders on or about August 19, 2009 or as soon as practicable thereafter. Any shareholder giving a proxy has the power to revoke it by mail (addressed toJ. Kevin Gao, Secretary of the Fund, c/o Credit Suisse Asset Management, LLC, Eleven Madison Avenue, 24th Floor, New York, New York 10010) or in person at the Special Meeting, by executing a superseding proxy or by submitting a notice of revocation. All properly executed proxies received in time for the Special Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the proposal referred to in the Proxy Statement.

Credit Suisse’s principal executive office is located at Eleven Madison Avenue, New York, New York 10010. Credit Suisse Asset Management Securities, Inc. (“CSAMSI”) serves as principal underwriter of the Fund, and CSAMSI and State Street Bank and Trust Company (“State Street”) serve as co-administrators to the Fund pursuant to separate written agreements with the Fund. CSAMSI’s principal business address is Eleven Madison Avenue, New York, New York 10010. The principal business address of State Street is One Lincoln Street, Boston, Massachusetts 02111.

The Fund sends unaudited semi-annual and audited annual reports to its shareholders, including a list of investments held by the Fund during the period covered by the relevant report. The Fund will furnish, without charge, a copy of its most recent annual report and any more recent semi-annual report, upon written request to the Fund at P.O. Box 55030, Boston, Massachusetts 02205-5030 or by calling 1-877-870-2874. The Fund’s reports are also available on the Fund’s website at www.credit-suisse.com/us.

Quorum

In order to avoid additional solicitations on this matter, Credit Suisse has acquired additional shares of the Fund and intends to hold these shares through the Special Meeting date and any adjournments thereto. Following such additional purchases, Credit Suisse owns more than 50% of the Fund’s outstanding shares. The Board and Credit Suisse believe that this is a reasonable means of avoiding the expense of further solicitations.

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares entitled to be cast of the Fund shall be necessary and sufficient to constitute a quorum for the transaction of business. As noted above, Credit Suisse owns more than 50% of the Fund’s outstanding shares and intends to vote its shares FOR the proposal. As a result, a quorum is certain to be obtained and the Plan is certain to obtain the requisite shareholder approval, which is the affirmative vote of the majority of the Fund’s outstanding shares entitled to vote. Broker non-votes are proxies received from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Abstentions and broker non-votes will have the effect of a vote “against” the proposal for purposes of tabulating votes necessary for the proposal’s approval. Accordingly, shareholders are urged to forward their voting instructions promptly.

The Board voted to approve a Plan of Liquidation, Dissolution and Termination for the Fund (the “Plan”) at a meeting held on May 12, 2009. Consequently, approval of the proposal to liquidate, dissolve and terminate the Fund as set forth in the Plan adopted by the Board will require the affirmative vote of the majority of the Fund’s outstanding shares entitled to vote without regard to class.

If the enclosed Proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted “FOR” the approval of the Plan, and in accordance with the judgment of the persons appointed as proxies upon any other matters that may properly come before the Special Meeting and that are deemed appropriate. Any shareholder giving a Proxy has the right to attend the Special Meeting to vote his or her shares in person (thereby revoking any prior Proxy) and also the right to revoke the Proxy at any time by an executed superseding proxy or a written notice of revocation received by the Fund prior to the time it is voted. Each share is entitled to one vote at the Special Meeting and fractional shares are entitled to proportionate shares of one vote. Shareholders of the Fund will vote together as a single class. As of July 24, 2009, the Fund had 376,118,165.51 shares outstanding.

APPROVAL OF THE LIQUIDATION, DISSOLUTION AND TERMINATION OF THE FUND

The Liquidation in General

The Fund proposes to liquidate its assets and dissolve the Fund pursuant to the provisions of the Plan as approved by the Board at its meeting held on May 12, 2009, when the Board considered various alternatives and then determined that an orderly liquidation of the Fund’s assets was in the best interests of the Fund and its shareholders. The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved by the requisite shareholder vote for the Fund, Credit Suisse will undertake to liquidate the Fund’s assets at market prices and on such terms and conditions as Credit Suisse shall determine to be reasonable and in the best interests of the Fund and its shareholders.

Reasons for the Proposed Liquidation

The Fund is an open-end investment management company organized as a Maryland corporation on November 15, 1984. The net assets of the Fund as of June 30, 2009 are $285,417,022.

At a meeting of the Board held on December 15, 2008, Credit Suisse informed that Board that it intended to cease managing U.S. money market funds. As a result, the Fund was closed to purchases by new shareholders effective as of December 22, 2008. After providing notice to shareholders that the Fund expected to liquidate in the near future, shareholders have redeemed shares in the Fund. At a meeting of the Board held on May 12, 2009, Credit Suisse reaffirmed its decision and the Board then concluded that the continued operation of the Fund was not in the best interests of the Fund or its shareholders considering all relevant factors, including, without limitation:

1.         The Fund remains small in relation to other money market funds and, because of its size, the Fund has been unable to absorb all its expenses and offer a competitive return. Credit Suisse has been absorbing the Fund’s expenses, but this has not resulted in any material increase in assets.

2.         Credit Suisse did not foresee being able to grow the Fund to a viable size. The continuing shrinkage of the Fund over time would have adversely affected Credit Suisse’s ability to manage the Fund and would have increased expenses borne by shareholders.

3.         There are no other suitable funds in the Credit Suisse Funds complex into which the Fund could be merged. Given the relatively small assets of the Fund, any benefit to shareholders of the Fund of merging with a Credit Suisse Fund or third-party fund would likely be outweighed by the expenses of such a merger. Further, apart from its small size, the Fund would likely be unattractive to another investment adviser since, among other things, Credit Suisse could not ensure it that assets in the Fund would not be redeemed in a relatively short time after any such transaction.

Credit Suisse requested that the Board consider the liquidation of the Fund pursuant to the Plan attached to this Proxy Statement as Appendix A.

The Board acknowledged that Credit Suisse has voluntarily waived some of its advisory fees, and, in addition, has been reimbursing a substantial part of the Fund’s expenses. The Fund’s total return for the one-year period ended June 30, 2009 for its Common Share Class was 0.97% with waivers and expense reimbursements, for its Class A Shares, it was 0.83%, for its Class B Shares, it was 0.72%, and for its Class C Shares, it was 0.72%. The Fund’s 7-day yield as of June 30, 2009 for its Common Share Class was 0.06% (-0.37% without waivers), for its Class A Shares, it was 0.06% (-0.37% without waivers), for its Class B Shares, it was 0.05% (-0.37% without waivers), and for its Class C Shares, it was 0.06% (-0.37% without waivers).

The Board recognized that, absent fee waivers and expense reimbursements, the Fund’s returns would likely make the Fund unattractive to new investors, and that Credit Suisse is under no obligation to continue the fee waivers and expense reimbursements.

Based upon Credit Suisse’s presentation and recommendation and other relevant factors, the Board concluded that a liquidation of the Fund was in the best interests of the Fund and its shareholders.

The Board, including all of the Directors who are not “interested persons” of the Fund, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”), then adopted resolutions approving the Plan, declaring the proposed liquidation and dissolution advisable and directing that the Plan be submitted to the shareholders for consideration. Credit Suisse will bear all costs associated with the liquidation of the Fund (other than transaction costs related to the disposition of portfolio holdings, taxes and extraordinary expenses).

Plan of Dissolution, Liquidation and Termination of the Fund

The Plan provides for the complete liquidation of all of the assets of the Fund. If the Plan is approved (which is certain to occur, as noted above), Credit Suisse will undertake to liquidate the assets at market prices and on such terms and conditions as Credit Suisse shall determine to be reasonable and in the best interests of the Fund and its shareholders.

Liquidation Value

Upon adoption of the Plan by the Fund’s shareholders at the Special Meeting, as soon as practicable after the consummation of the sale of all of the Fund’s securities and the payment and reserve for payment of all of the Fund’s known liabilities and obligations, each Fund shareholder will receive a distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund’s current registration statement (the “NAV Liquidation Distribution”). Shareholders may also receive previously declared and unpaid dividends and distributions, together with the NAV Liquidation Distribution, with respect to each of the shareholder’s shares of the Fund.

The Fund will pay the NAV Liquidation Distribution and any capital gain or dividend distribution (together, the “Liquidating Distribution”) on the Liquidation Date (as defined below). The amount of these distributions actually paid will vary depending on a number of factors, such as changes in value of the Fund’s holdings and net redemptions of Fund shares. See “Federal Income Tax Consequences” below.

Federal Income Tax Consequences

The following summary provides general information with regard to the federal income tax consequences to shareholders on receipt of the distribution from the Fund pursuant to the provisions of the Plan. This summary also discusses the effect of federal income tax provisions on the Fund resulting from its liquidation and dissolution. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change by legislative or administrative action, possibly with retroactive effect. The Fund has not sought a ruling from the Internal Revenue Service with respect to the tax consequences described herein.

This summary does not address the particular federal income tax consequences which may apply to certain shareholders such as trusts, estates, non-resident aliens or other foreign investors. This summary does not address state or local tax consequences. The tax consequences discussed herein may affect shareholders differently depending on their particular tax situations unrelated to the Liquidating Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders should consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the Liquidating Distribution as discussed herein. The receipt of the Liquidating Distribution may result in tax consequences that are unanticipated by shareholders.

For federal income tax purposes, the Liquidating Distribution received pursuant to the Plan by a U.S. Shareholder (i.e., a Fund shareholder who is subject to United States federal taxation on a net income basis) may consist of three elements: (i) a capital gain dividend to the extent of any net long-term capital gains recognized by the Fund during its final tax year (plus any such amounts remaining undistributed from any prior taxable years); (ii) an income dividend to the extent of the amount of the Fund’s investment income earned and net short-term capital gains recognized during its final tax year that have not previously been distributed that exceeds the Fund’s expenses for the year (plus any such amounts remaining undistributed from any prior taxable years); and (iii) a distribution treated as payment for the U.S. Shareholder’s shares.

Since the Fund is a money market fund, it is not anticipated that any portion of the Liquidating Distribution will consist of long-term capital gains. The composition of the actual Liquidating Distribution may vary due to changes in market conditions and the composition of the Fund’s portfolio at the time its assets are sold. Prior to the last day of the Fund’s final taxable year, the Fund’s Board must authorize any capital gain dividend and income dividend to be distributed as part of the Liquidating Distribution. Within 60 days after the close of the Fund’s taxable year (which will be deemed to close on the Liquidation Date), the Fund will notify U.S. Shareholders as to the portion, if any, of the Liquidating Distribution that constitutes a capital gain dividend.

Since the Fund will seek to retain its qualification as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”), during the liquidation period, it does not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce the amount of the Liquidating Distribution.

Any portion of a Liquidating Distribution paid under the Plan out of investment company taxable income or net realized long-term capital gains will be taxed under the Code in the same manner as any other distribution of the Fund. Accordingly, such amounts would be treated as ordinary income or long-term capital gains, if so designated.

If the Fund has capital loss carryovers from the preceding year or generates a net capital loss during its final year that would have otherwise resulted in a capital loss carryforward in future years, such carryforwards will terminate with the Fund’s liquidation and will no longer be available to offset future capital gains.

The balance of any amount (after accounting for the capital gain dividend and income dividend portions of the Liquidating Distribution) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a U.S. Shareholder’s shares in the Fund. A U.S. Shareholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the U.S. Shareholder’s tax basis in its Fund shares. Because the Fund is a money market fund, it is not anticipated that a shareholder will recognize any gain or loss on such exchange. Any such gain or loss will be a capital gain or capital loss if the U.S. Shareholder holds its shares as capital assets. Any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund’s shares were held for more than one year by the U.S. Shareholder at the time of the Liquidating Distribution. Under current law, long-term capital gains are taxed to individual U.S. Shareholders at a maximum tax rate of 15%. If the U.S. Shareholder held its Fund shares for not more than one year at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss. Short-term capital gains are taxed to individual U.S. Shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate U.S. Shareholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

If shareholder redemptions prior to liquidation reduce the Fund’s net assets below the Fund’s remaining undistributed investment company taxable income and net realized capital gains, the Fund may redesignate the tax character of all or a portion of any amounts redeemed after the Plan is approved by shareholders. Such redesignation, if it occurred, could result in a shareholder’s redemption proceeds being characterized in whole or in part for tax purposes as an ordinary income or long-term capital gain distribution with an offsetting adjustment to the amount of proceeds treated as received upon the redemption.

  Liquidating Distribution

At present, the date on which the Fund will be liquidated and on which the Fund will pay Liquidating Distributions to shareholders is uncertain, but it is anticipated that upon adoption of the Plan by the shareholders such liquidation would occur on or about September 22, 2009 or as soon as practicable thereafter (the “Liquidation Date”). Shareholders holding Fund shares as of the close of business on the day prior to the Liquidation Date will receive their Liquidating Distribution on the Liquidation Date without any further action on their part.

The liquidation of the assets and termination of the Fund will have the effect of permitting the Fund’s shareholders to invest the distributions to be received by them upon the Fund’s liquidation in investment vehicles of their own choice. Investors who desire the continued use of a managed investment may obtain prospectuses for other Credit Suisse Funds by calling 1-877-870-2874.

The right of a shareholder to redeem his or her shares of the Fund at any time has not been impaired by the proposal to liquidate the assets and dissolve the Fund or the adoption of the Plan. Therefore, a shareholder may redeem shares in accordance with redemption procedures set forth in the Fund’s current Prospectuses and Statement of Additional Information without the necessity of waiting for the Fund to take any action. The Fund will not impose any redemption charges or contingent deferred sales charges for redemptions of shares as a result of the proposed liquidations.

Impact of the Plan on the Fund’s Status Under the 1940 Act

On the Liquidation Date, the Fund will cease doing business as a registered investment company and, as soon as practicable, will apply for deregistration under the 1940 Act. It is expected that the Securities and Exchange Commission (“SEC”) will issue an order approving the deregistration of the Fund if the Fund is no longer doing business as an investment company, although there can be no assurance given that the SEC will issue such an order. Accordingly, the Plan provides for the eventual cessation of the Fund’s activities as an investment company and its deregistration under the 1940 Act. A vote in favor of the Plan will constitute a vote in favor of such a course of action. Until the Fund’s withdrawal as an investment company becomes effective, the Fund, as a registered investment company, will continue to be subject to and will comply with the 1940 Act.

Procedure for Dissolution Under the Maryland General Corporation Law

After the Liquidation Date, pursuant to the Maryland General Corporation Law and the Fund’s Charter, Articles of Dissolution will in due course be executed, acknowledged and filed with the State Department of Assessments and Taxation of Maryland, and will become effective in accordance with the Maryland General Corporation Law. Upon the effective date of such Articles of Dissolution, the Fund will be legally dissolved, but thereafter the Fund will continue to exist for the purpose of paying, satisfying and discharging any existing debts or obligations, collecting and distributing its assets, and doing all other acts required to liquidate and wind up its business and affairs, but not for the purpose of continuing the business for which the Fund was organized. The business and affairs of the Fund will continue to be managed under the direction of the Board solely for purposes of liquidation and winding up the Fund's business and affairs after the acceptance of the Articles of Dissolution, unless and until a court appoints a receiver.

Conclusion

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS OF THE FUND VOTE FORTHE PROPOSED LIQUIDATION OF ASSETS AND DISSOLUTION OF THE FUND PURSUANT TO THE PROVISIONS OF THE PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION.

ADDITIONAL INFORMATION

General

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs incurred in connection with the solicitation of proxies, including any additional solicitation made by letter or telephone, will be paid by Credit Suisse.

The Altman Group (the “Agent”) has been engaged as a proxy solicitation firm, at an estimated fee of $9,000, which will be borne by Credit Suisse.

Should shareholders require additional information regarding the proxy or replacement proxy cards, they may contact The Altman Group, toll-free at (866) 796-1245. Any proxy given by a shareholder is revocable.

Delivery of Proxy

Only one copy of this Proxy Statement may be mailed to each household, even if more than one person in the household is a Fund shareholder of record. If a shareholder needs an additional copy of this Proxy Statement, please contact the Fund at (877) 870-2874. If any shareholder does not want the mailing of this Proxy Statement to be combined with those for other members of the shareholder’s household, please contact the Fund in writing at:

Credit Suisse Funds

P.O. Box 55030

Boston, Massachusetts, 02205-5030

or call

1-877-870-2874

Shareholder Proposals

As a general matter, the Fund does not hold annual meetings of shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of shareholders (assuming that the Fund is not liquidated as proposed) should send their written proposals to the Secretary of Credit Suisse Cash Reserve Fund, Inc., c/o Credit Suisse Asset Management, LLC, Eleven Madison Avenue, 24th Floor, New York, New York 10010. Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the Fund’s meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

Other Matters to Come Before the Special Meeting

The Board is not aware of any other matters that will come before the Special Meeting. Should any other matter properly come before the Special Meeting, the persons named in the accompanying proxy shall be entitled to vote the shares represented by such proxy in accordance with their judgment on such matters.

Beneficial Owners

The following table shows certain information, as of July 24, 2009, concerning persons who may be deemed beneficial owners of 5% or more of the outstanding shares of each class of the Fund because they possessed or shared voting or investment power with respect to the shares:

Name and Address	Shares Held	Percent of Outstanding Shares (Class)
Credit Suisse Holdings America Inc. 11 Madison Avenue Floor 9 New York, New York 10010-3643	195,000,000.0000	89.77% (Cash Reserve Common Class)
Pershing LLC For the Exclusive Benefit of its Customers Attention: Cash Management Service 1 Pershing Plaza Jersey City, New Jersey 07399-0001	155,434,975.2400	98.26% (Cash Reserve Class A)
Credit Suisse Asset Management LLC Attention: Thomas Gordon 11 Madison Avenue Floor 24 New York, New York 10010-3643	295,917.0000	78.65% (Cash Reserve Class B)
Pershing LLC P.O. Box 2052 Jersey City, New Jersey 07303-2052	23,136.3800	6.15% (Cash Reserve Class B)
Credit Suisse Asset Management LLC Attention: Thomas Gordon 11 Madison Avenue Floor 24 New York, New York 10010-3643	295,916.9400	98.02% (Cash Reserve Class C)

As of the Record Date, the Directors and officers of the Fund collectively beneficially owned less than 1% of the Fund’s outstanding shares.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board,

/s/ J. Kevin Gao

J. Kevin Gao

Secretary

Dated: August 19, 2009

DETACH HERE

PROXY

CREDIT SUISSE CASH RESERVE FUND, INC.

Eleven Madison Avenue, 24th Floor

New York, New York 10010

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS OF CREDIT SUISSE CASH RESERVE FUND, INC.

The undersigned hereby appoints J. Kevin Gao and Karen Regan, and each of them separately, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side and in accordance with their judgment on such other matters as may properly come before the meeting or any adjournments thereof, all shares of Credit Suisse Cash Reserve Fund, Inc. (the “Fund”) that the undersigned is entitled to vote at the Special Meeting of Shareholders on September 15, 2009, and at any adjournments thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	PLEASE MARK VOTES

AS IN THIS EXAMPLE

VOTE THIS CARD TODAY!

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

1.	To consider and act upon a proposal to liquidate, dissolve and terminate the Fund as set forth in the Plan of Liquidation, Dissolution and Termination adopted by the Board of Directors.

☐	FOR
☐	AGAINST
☐	ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY MAIL USING THE ENCLOSED ENVELOPE. IF YOU SIGN AND RETURN THE ENCLOSED PROXY CARD AND DO NOT DIRECT HOW THE PROXY IS TO BE VOTED, THE PROXY WILL BE VOTED "FOR" THE PROPOSAL.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If in a partnership, please sign in partnership name by authorized person.

Signature: _____________ Date:_______          Signature:________________ Date:________

Appendix A

CREDIT SUISSE CASH RESERVE FUND, INC.

PLAN OF LIQUIDATION, DISSOLUTION AND TERMINATION

The following Plan of Liquidation, Dissolution and Termination (the “Plan”) of Credit Suisse Cash Reserve Fund, Inc., a Maryland corporation (the “Fund”), which has operated as an open-end investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), is intended to accomplish the complete liquidation and dissolution of the Fund in conformity with the provisions of the Fund’s Charter and under Maryland law. The Plan has been approved by the Board of Directors of the Fund (the “Board”) as being advisable and in the best interests of the Fund and its shareholders. The Board has directed that this Plan be submitted to the holders of the outstanding voting shares of the Fund (each, a “Shareholder” and, collectively, the “Shareholders”), voting in the aggregate without regard to class, for their adoption or rejection at a special meeting of shareholders and has authorized the distribution of a Proxy Statement (the “Proxy Statement”) in connection with the solicitation of proxies for such meeting. Upon Shareholder approval of the Plan, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Maryland General Corporation Law (the “MGCL”) and the Internal Revenue Code of 1986, as amended (the “Code”), as follows:

1.         Effective Date of Plan. This Plan shall be and become effective only upon the adoption and approval of the Plan at a meeting of Shareholders of the Fund called for the purpose of voting upon the Plan. The date of such adoption and approval of the Plan by Shareholders is hereinafter referred to as the “Effective Date.”

2.         Dissolution. As promptly as practicable after the Effective Date, consistent with the provisions of this Plan, the Fund shall be liquidated and dissolved pursuant to the applicable provisions of Maryland law.

3.         Cessation of Business. After the Effective Date, the Fund shall not engage in any business activities except for the purpose of winding up its business and affairs, preserving the value of its assets and distributing its assets to Shareholders in accordance with the provisions of this Plan after the payment to (or reservation of assets for payment to) all creditors of the Fund; provided that the Fund shall, prior to the making of the final liquidating distribution, continue to honor requests for the redemption of shares and may, as determined to be appropriate by the Board, make payment of dividends and other distributions to Shareholders and permit the reinvestment thereof in additional shares, as applicable.

4.         Liquidation of Assets. The Fund shall cause the liquidation of its assets to cash form as soon as practicable consistent with the terms of the Plan.

5.         Payment of Debts. As soon as practicable after the Effective Date, the Fund shall determine and pay (or reserve sufficient amounts to pay) the amount of all known or reasonably ascertainable liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution provided in Section 6 below.

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6.         Liquidating Distribution. As soon as practicable after the Effective Date, the Fund will distribute the following to each Shareholder of record who has not redeemed its shares: a liquidating distribution equal to the Shareholder’s proportionate interest in the remaining assets of the Fund (after the payments and creation of the reserves contemplated by Section 5 above).

7.         Notice of Liquidation. As soon as practicable after the Effective Date, the Fund shall mail notice to its known creditors at their addresses as shown on the Fund’s records that this Plan has been approved by the Board and the Shareholders and that the Fund will be liquidating its assets, to the extent such notice is required under the MGCL.

8.         Articles of Dissolution. As promptly as practicable, but in any event no earlier than 20 days after the mailing of notice to the Fund’s known creditors, if any, the Fund shall be dissolved in accordance with the laws of the State of Maryland and the Fund’s Charter, including filing Articles of Dissolution with the Maryland State Department of Assessments and Taxation.

9.         Expenses of Liquidation and Dissolution. Except as may be otherwise agreed to between the Fund and its investment adviser, Credit Suisse Asset Management, LLC, all expenses incurred by or allocable to the Fund in carrying out this Plan and dissolving the Fund shall be borne by Credit Suisse Asset Management, LLC and its affiliates.

10.       Powers of the Board and Officers. The Board and, subject to the general direction of the Board, the officers of the Fund, shall have authority to do or authorize any and all acts and things as provided for in this Plan and any and all such further acts and things as they may consider necessary or desirable to carry out the purposes of this Plan, including without limitation, the execution and delivery of all certificates, documents, information returns, tax returns, forms, and other papers which may be necessary or appropriate to implement this Plan or which may be required by the provisions of the Investment Company Act, the Securities Act of 1933, as amended, the Code and the MGCL, including, without limitation, filing of a Form N-8F with the Securities and Exchange Commission, withdrawing any state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

The death, resignation or other disability of any Director or any officer of the Fund shall not impair the authority of the surviving or remaining Directors or officers to exercise any of the powers provided for in this Plan.

11.       Amendment or Abandonment of the Plan. The Board shall have the authority, without Shareholder approval, to authorize such variations from or amendments to the provisions of this Plan (other than the terms of the liquidating distribution) as may be necessary or appropriate to effect the dissolution, complete liquidation and termination of existence of the Fund, and the distribution of assets to Shareholders in accordance with the purposes intended to be accomplished by this Plan. In addition, the Board may abandon this Plan, without Shareholder approval, at any time prior to the filing of the Articles of Dissolution if it determines that abandonment would be advisable and in the best interests of the Fund and its Shareholders.

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12.       Satisfaction of Federal Income and Excise Tax Distribution Requirements. At or immediately prior to the liquidation date, the Fund shall, if necessary, have declared and paid a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to the Shareholders of the Fund all of the Fund’s investment company taxable income for taxable years ending at or prior to the liquidation date (computed without regard to any deduction for dividends paid) and all of its net capital gain, if any, realized in taxable years ending at or prior to the liquidation date (after reduction for any capital loss carry-forward) and any additional amounts necessary to avoid any excise tax for such periods.

13.       Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Maryland.

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